Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 11, 2013, relating to the financial statements of EPAM Systems, Inc., appearing in the Annual Report on Form 10-K of EPAM Systems, Inc., for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, PA
April 24, 2013